Exhibit 10.1

21 APRIL 2023

TERMINATION AGREEMENT

(Aufhebungsvereinbarung)

between

FRESENIUS MEDICAL CARE AG & CO. KGAA

as Borrower

and

FRESENIUS SE & CO. KGAA

as Lender

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THIS TERMINATION AGREEMENT (the “Agreement”) is entered into

BETWEEN:

(1)	FRESENIUS MEDICAL CARE AG & CO. KGAA, being registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Hof under HRB 4019 (the “Borrower”); and
(2)

FRESENIUS SE & CO. KGAA, being registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Bad Homburg under HRB 11852 (the “Lender” and to-gether with the Borrower the “Parties” and each a “Party”).

PREAMBLE

(A)

Effective as of 1 August 2022, the Lender and the Borrower entered into a EUR 600,000,000 uncommitted revolving credit facility agreement (the “Uncommitted RCF”). The Uncommitted RCF replaced the fourth amended and restated loan note entered into between the Lender, the Borrower, and Fresenius Medical Care Holdings, Inc., on 10 March 2020 (as amended by the first amendment on 21 July 2021, the “FSE Loan Note 2021”).

(B)

It is the Parties’ intent to terminate the Uncommitted RCF and they are entering into this Agreement to set out the terms of such termination, and, for the avoidance of doubt, to confirm that the FSE Loan Note 2021 (including any previous versions thereof) expired and terminated on 31 July 2022.

(C)	As of the date hereof, there are no loans outstanding under the Uncommitted RCF.

NOW IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Agreement, the following terms shall have the following meanings:

“BGB” means the German Civil Code (Bürgerliches Gesetzbuch).

“Business Day” means any day (other than Saturdays and Sundays) on which banks in Frankfurt am Main, Hof and Bad Homburg are open for general business.

“Deconsolidation” means the envisaged deconsolidation of the Borrower from the Lender by way of change of legal form from a partnership limited by shares (Kommanditgesellschaft auf Aktien) into a stock corporation (Aktiengesellschaft).

“Deconsolidation Date” means the date on which Deconsolidation becomes effective.

1.2	Interpretation
(a)

References to the Uncommitted RCF or the FSE Loan Note 2021 shall be construed as references to the Uncommitted RCF or the FSE Loan Note 2021 as amended, varied, novated, supplemented, superseded, restated or extended from time to time (dyna-mischer Verweis).

(b)	This Agreement is made in the English language and the English language version of this Agreement shall prevail over any translation of this Agreement. However, this

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Agreement and its terms shall be construed according to German law and where a German translation of a word, term or phrase appears in the body of this Agreement, the German translation of such word, term or phrase shall prevail.

2.	TERMINATION OF THE UNCOMMITTED RCF, CONFIRMATION
(a)

The Borrower undertakes to repay to the Lender any amount outstanding unter the Uncommitted RCF at the latest one day prior to the Deconsolidation Date and ensures that as of the Deconsolidation Date, there are no loans outstanding under the Uncommitted RCF. The foregoing notwithstanding, to the extent that any amount under the Uncommitted RCF continues to be outstanding on or after the Deconsolidation Date, the Borrower shall repay such amount to the Lender promptly.

(b)

The Parties hereby agree that with effect as of the Deconsolidation Date, the Uncommitted RCF shall be terminated, and the Lender and the Borrower shall, without prejudice to the other terms of this Agreement, be released and discharged from all their present, future, actual or contingent obligations, liabilities and claims under and in connection with the Uncommitted RCF, other than the obligation to repay such amount, if any, that continues to be outstanding under the Uncommitted RCF on or after the Deconsolidation Date, as provided in the preceding clause 2(a), together with interest to the payment date calculated in accordance with the Uncommitted RCF.

(c)

For the avoidance of doubt, the Parties confirm to each other that the FSE Loan Note 2021 (including any previous versions thereof) expired on 31 July 2022 and was (effective as of 1 August 2022) replaced by the Uncommitted RCF.

3.	FURTHER ASSURANCE

Each Party shall give such further assurances and do, execute and deliver (and procure to be done, executed and delivered by any relevant third party) all such further acts, documents and things as the requesting Party may reasonably require for the purposes of giving full effect to this Agreement.

4.	MISCELLANEOUS
4.1	Partial Invalidity
4.2

The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties’ intent to uphold this Agreement even without the void, invalid or ineffective provisions.

4.3

The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.

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4.4	Amendments

Changes and amendments to this Agreement including this Clause 4.4 shall be made in writ-ing and may be concluded by the exchange of the signed agreement or signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by way of fax or attached as an electronic photocopy (pdf., tif., etc.) to electronic mail unless a stricter form is required by law.

4.5	Counterparts

This Agreement and any amendments hereof may be executed in any number of counterparts and by different Parties hereto on different counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

Conclusion, modification and amendment of this Agreement must either be made in writing (including the exchange of personally signed signature pages in pdf format) or, alternatively, by the exchange of electronic declarations of intent within the framework of electronic signature procedures by providers of these procedures (e.g. DocuSign or Adobe Sign).

6.	GOVERNING LAW AND JURISDICTION
6.1	Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of the Federal Republic of Germany.

6.2	Jurisdiction
(a)

The courts of Frankfurt am Main, Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of Frankfurt am Main, Germany are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

(signature page follows)

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SIGNATURES

FRESENIUS MEDICAL CARE AG & CO. KGAA

represented by Fresenius Medical Care Management AG

/s/ Helen Giza		/s/ Dr. Katarzyna Mazur-Hofsäβ
Name:	Helen Giza	Name:	Dr. Katarzyna Mazur-Hofsäβ

Title:	CEO	Title:	Member of the Management Board

FRESENIUS SE & CO. KGAA

represented by Fresenius Management SE

/s/ Michael Sen		/s/ Sara Hennicken
Name:	Michael Sen	Name:	Sara Hennicken

Title:	CEO	Title:	CFO

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